Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date set forth below.

Dated: March 24, 2023
MAGNETAR FINANCIAL LLC
By: Magnetar Capital Partners LP,
its Sole Member
	By:	/s/ Hayley A. Stein
		Name:	Hayley A. Stein
		Title:	Attorney-in-Fact for David J. Snyderman, Manager of Supernova Management LLC, the General Partner of Magnetar Capital Partners LP
MAGNETAR CAPITAL PARTNERS LP
By:	/s/ Hayley A. Stein
	Name:	Hayley A. Stein
	Title:	Attorney-in-Fact for David J. Snyderman, Manager of Supernova
Management LLC, the General Partner of Magnetar Capital Partners LP
SUPERNOVA MANAGEMENT LLC
By:	/s/ Hayley A. Stein
	Name:	Hayley A. Stein
	Title:	Attorney-in-Fact for David J. Snyderman, Manager
/s/ Hayley A. Stein
Hayley A. Stein
Title: Attorney-in-Fact for David J. Snyderman